Shishi Feiying Plastic Co., Ltd.

Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

Shishi Feiying Plastic Co., Ltd.

Independent Auditors’ Report

To the Board of Directors
of Shishi Feiying Plastic Co., Ltd.:

We have audited the accompanying consolidated balance sheets of Shishi Feiying Plastic Co., Ltd. (the Company) (a Company Limited registered in the People’s Republic of China) as of December 31, 2010 and 2009, and the consolidated statements of operations, equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shishi Feiying Plastic Co., Ltd. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Burr Pilger Mayer, Inc.

Burr Pilger Mayer, Inc.
East Palo Alto, California
May 2, 2011

SHISHI FEIYING PLASTIC CO., LTD.

Consolidated Balance Sheets

	December 31,
	2010	2009
Assets

Current assets:
Cash	$1,084,204	$1,619,559
Restricted cash	137,688	486,164
Accounts receivable	6,171,639	680,991
Prepaid expenses and current assets	555,283	275,529
Related party receivable	1,334,545	643,882
Inventories	6,968,039	5,262,099

Total current assets	16,251,398	8,968,224

Deposit for construction in progress	8,074,441	0
Plant and equipment, net	11,589,924	10,757,954
Land use rights, net	1,793,496	883,442
Long-term investment	151,722	146,259

Total assets	$37,860,981	$20,755,879

Liabilities and Equity

Liabilities:
Short-term loans and notes payable	$11,586,254	$6,966,302
Related party payable	198,756	1,001,782
Accounts payable and accrued expenses	2,447,151	1,251,096
Customer deposits	925,352	774,412
Tax payable	1,814,856	329,110

Total liabilities	16,972,369	10,322,702

Equity:
Owner’s capital	9,113,759	4,999,603
Capital surplus	27,344	27,344
Retained earnings	10,607,267	4,804,412
Accumulated other comprehensive income	1,140,242	601,818

Total equity	20,888,612	10,433,177

Total liabilities and equity	$37,860,981	$20,755,879

The accompanying notes are an integral
part of these consolidated financial statements.

SHISHI FEIYING PLASTIC CO., LTD.

Consolidated Statements of Operations

	Year Ended
	December 31,
	2010	2009

Revenues	$33,062,267	$21,223,079

Cost of revenues	24,718,136	16,490,716

Gross profit	8,344,131	4,732,363

Operating expenses:
Selling	510,366	348,500
General and administrative	617,383	614,992

Total operating expenses	1,127,749	963,492

Income from operations	7,216,382	3,768,871

Other income (expense):
Interest expense and bank fees	(582,447)	(383,238)
Foreign exchange transaction loss	(21,509)	(5,801)
Other income (expense), net	20,676	121,120

Total other income (expense)	(583,280)	(267,919)

Income before provision for income taxes	6,633,102	3,500,952

Provision for income taxes	830,247	453,703

Net income	$5,802,855	$3,047,249

The accompanying notes are an integral
part of these consolidated financial statements.

SHISHI FEIYING PLASTIC CO., LTD.

Consolidated Statements of Equity

				Accumulated
				Other
	Owner’s	Capital	Retained	Comprehensive	Owner’s
	Capital	Surplus	Earnings	Income	Equity

Balance at December 31, 2008	4,999,603	27,344	1,757,163	372,683	7,156,793

Net income	0	0	3,047,249	0	3,047,249
Currency translation adjustment	0	0	0	229,135	229,135

Comprehensive income					3,276,384

Balance at December 31, 2009	4,999,603	27,344	4,804,412	601,818	10,433,177

Capital contributions (San Ming - Note 3)	4,114,156	0	0	0	4,114,156
Net income	0	0	5,802,855	0	5,802,855
Currency translation adjustment	0	0	0	538,424	538,424

Comprehensive income					6,341,279

Balance at December 31, 2010	$9,113,759	$27,344	$10,607,267	$1,140,242	$20,888,612

The accompanying notes are an integral
part of these consolidated financial statements.

SHISHI FEIYING PLASTIC CO., LTD.
Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net income	$5,802,855	$3,047,249
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	510,927	596,047
Change in assets and liabilities:
Accounts receivable	(5,415,406)	1,150,411
Prepaid expenses and other current assets	(175,984)	130,508
Inventories	(1,471,666)	(3,119,048)
Accounts payable and accrued expenses	859,908	(1,058,916)
Customer deposits	118,963	(70,090)
Income tax payable	1,436,638	248,599

Net cash provided by operating activities	1,666,235	924,760

Cash flows from investing activities:
Prepayment for construction in progress	(7,872,696)	0
Purchase of plant and equipment	(897,850)	(987,274)
Additions to land use rights	(887,587)	0
Restricted cash for issuance of bank notes payable	357,476	237,907

Net cash used in investing activities	(9,300,657)	(749,367)

Cash flows from financing activities:
Proceeds from issuance of short-term borrowings	14,726,549	1,772,656
Payment on short-term borrowings	(9,105,164)	(1,392,383)
Proceeds from issuance of short-term notes payable	268,495	6,217,458
Payment on short-term notes payable	(1,639,078)	(5,989,294)
Related party receivable	(649,956)	(348,643)
Related party payable	(558,750)	720,418
Proceeds from owner’s capital contributions	4,011,361	0

Net cash provided by financing activities	7,053,457	980,212

Net (decrease) increase in cash	(580,965)	1,155,605

Effect of exchange rate changes	45,610	111,468

Cash at beginning of year	1,619,559	352,486

Cash at end of year	$1,084,204	$1,619,559

Supplemental disclosure of cash flow information:
Interest paid	$552,691	$327,265
Income taxes paid, net	$145,644	$205,103

The accompanying notes are an integral
part of these consolidated financial statements.

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

1.	Business of the Company and Liquidity

Shishi Feiying Plastic Co., Ltd. (we, our, SFP, or the Company) is one of the largest synthetic polyurethane leather (PU leather) manufacturers for the shoe industry in Fujian Province, China. The Company’s primary business is the design, manufacturing, and sale of PU leather for the shoe manufacturing industry in China. In addition, the Company manufactures flip-flops and slippers (footwear) for sale in China and abroad.

The Company registered in China as a wholly foreign owned enterprise (WFOE) under Chinese law in December 2003 and started producing PU leather in 2006. The Company reorganized in November 2010 and is now 100% owned by Hong Kong Weituo Technical Limited (HKWT), a company incorporated under the laws of Hong Kong. Through a trust agreement, Mr. Ang beneficially owns 86.5% of the Company and operates the Company through his role as Chairman of the Board of Directors and Chief Operating Officer (majority owner).

The Company operates two factories, one for the production of PU leather (PU leather factory) and one for the production of flip-flops and slippers (footwear factory). The PU leather factory is strategically located in Fujian Province, the shoe manufacturing center in China. This puts the Company in close proximity to our target customers. The footwear factory is a short distance from the PU leather factory.

In 2007, SFP acquired all of the assets of their footwear business from Shishi Changsheng Shoe Co., Ltd. (Shishi Changsheng), a wholly foreign owned enterprise under Chinese law. Shishi Changsheng had been manufacturing footwear since 1998. The transfer of assets was treated as a transfer of assets between entities under common control. Accordingly, the assets were transferred at their book value at the time of the transfer (see Note 12).

The 2010 consolidated financial statements include the financial position and results of operations of Feiying Industrial Co., Ltd. (San Ming) (Note 3). San Ming is a China WFOE 100%, owned by Mr. Ang, the Company’s majority owner. San Ming was incorporated on July 20, 2010 for the purpose of building a third factory for the production of PU leather in San Ming city.

As a result of business activities and the rapid growth undertaken in the last year, the Company has significantly increased short-term debt obligations. The Company also has significantly increased its accounts receivable. The Company believes with the collection of these current assets we will have sufficient cash from operations and access to other sources of funding to fund operations and continue the growth plans of the Company for the next 12 months. If the Company cannot fund its obligations from operating cash flows, they will be required to seek additional equity or debt funding.

Recent Transactions

On February 14, 2011, Sooner Holdings Inc., an Oklahoma corporation (the “Sooner”), filed a Current Report on Form 8-K (the “Original Filing”) reporting the closing of a share exchange transaction with Chinese Weituo Technical Limited (“Chinese Weituo”), a BVI corporation and its shareholders that resulted in Chinese Weituo becoming a wholly owned subsidiary and new operating business of the Sooner on February 14, 2011. The share exchange transaction was accounted for as a reverse acquisition and recapitalization and, as a result, the consolidated financial statements of the Sooner (the legal acquirer) will, in substance, be those of China Weituo (the accounting acquirer), with the assets and liabilities, and revenues and expenses, of the Sooner being included effective from the date of the share exchange transaction. Chinese Weituo owns 100% of the outstanding shares of Hong Kong Weituo Technical Limited, a Hong Kong corporation, which was formed for the sole purpose of holding 100% of the equity interest in SFP.

On February 14, 2011, Sooner Holdings, Inc., an Oklahoma corporation, entered into a Securities Exchange Agreement with R.C. Cunningham II and R.C. Cunningham III (collectively the “Control Shareholders”) and Chinese Weituo Technical Limited (“Chinese Weituo” – Shishi Feiying is a subsidiary of Chinese Weituo), a BVI corporation and its shareholders, China Changsheng Investment Limited, a BVI company, China Longshan Investment Limited, a BVI company, High-Reputation Assets Management Longshan Limited, a BVI company, Joint Rise Investment Limited, a BVI company, and W-Link Investment Limited, a BVI company (the “Share Exchange Agreement”), pursuant to which Sooner Holdings acquired 100% of the issued and outstanding capital stock of Chinese Weituo in exchange for 19,200 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible in one thousand shares of common stock, $0.001, par value which will constitute approximately 96.0% of Sooner Holdings issued and outstanding common stock on an as converted basis. Subsequent to the completion of the Securities Exchange Agreement, Sooner Holdings intends to amend its articles and change its name and effect a 1 for 18.29069125 share consolidation.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include all subsidiaries over which the Company exercises the power and control to direct activities significantly impacting financial performance. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). All material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosure of contingent assets and liabilities. Significant estimates and assumptions are used for, but not limited to: (1) allowance for accounts receivable, (2) economic lives of property, plant, and equipment, (3) asset impairments, and (4) contingency reserves. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. In addition, any change in these estimates or their related assumptions could have an adverse effect on our operating results.

Cash

Cash consists primarily of cash on hand or cash deposits in banks that are available for withdrawal without restriction.

Restricted Cash

Restricted cash represents cash that is held by the banks as collateral for notes payable. The banks have collateral requirements ranging from 20% to 100% of the outstanding notes payable.

Accounts Receivable

Accounts receivable are reported at net realizable value. Based upon factors pertaining to the credit risks of specific customers, historical trends, age of the receivable, and other information, management has determined that no allowance for doubtful accounts was necessary as of December 31, 2010 and 2009. The Company considers any invoice over 30 days past the credit terms as past due and begins analyzing the receivable as a possible bad debt. A bad debt allowance is recorded when collection is considered unlikely. Delinquent accounts are written off when it is determined that the amounts are uncollectible.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Concentration of Credit and Other Risks

Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash, restricted cash, accounts receivable, and related party receivable. The Company holds all its bank deposits with banks in China. In China, there is no equivalent federal deposit insurance as in the United States; as such, these amounts held in banks in China are not insured. The Company has not experienced any losses in such bank accounts through December 31, 2010. In an effort to mitigate any potential risk, the Company periodically evaluates the credit quality of the financial institutions which hold the bank deposits and the Company holds its cash in multiple banks supported by the local and Central Government of the People’s Republic of China (PRC).

The Company does not require collateral or other security to support the trade receivables or related party receivables. We are exposed to credit risk in the event of nonpayment by customers or related parties to the extent of amounts recorded on the balance sheet. Two distributors accounted for 75% of our trade receivables balance as of December 31, 2010 and one distributor accounted for 88% of our trade receivables balance as of December 31, 2009. Two distributors accounted for 29% of our revenues in the year ended December 31, 2010 and one distributor individually accounted for 26% of our revenues in the year ended December 31, 2009.

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economical, and legal environment in the PRC. The Chinese Government controls its foreign currency reserves through restrictions on imports and conversion of Renminbi (RMB) into foreign currency. In July 2005, the Chinese Government adjusted its exchange rate policy from “Fixed Rate” to “Floating Rate.” During 2009, the exchange rate between RMB and U.S. Dollars (USD) has fluctuated from USD $1.00 to RMB 6.7880 and USD $1.00 to RMB 6.8383. During 2010, the exchange rate between RMB and U.S. Dollars (USD) has fluctuated from USD $1.00 to RMB 6.5910 and USD $1.00 to RMB 6.8336. Since January 2009, the exchange rate has been relatively stable, and was approximately at USD $1.00 to RMB 6.7906. There can be no assurance that the exchange rate will remain stable. The Renminbi could appreciate or depreciate against the U.S. Dollar. The Company’s financial condition and results of operations may also be affected by changes in the value of certain currencies other than the Renminbi in which its earnings and obligations are denominated.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on an average cost basis, which approximates actual cost on a first-in, first-out (FIFO) method. Lower of cost or market is evaluated by considering obsolescence, excessive levels of inventory, deterioration, and other factors. Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess or obsolescence and are charged to cost of revenues.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line basis over the estimated useful lives of the related assets as follows:

Machinery and equipment	10-20 years
Building and improvements	30-40 years
Transportation equipment	5 years
Office equipment	5 years

Repairs and maintenance costs are expensed as incurred. Gains or losses on disposals are included in general and administrative expense for the years ended December 31, 2010 and 2009.

The Company capitalizes interest attributable to capital construction projects, if material, in accordance with Accounting Standards Codification (ASC) Subtopic 835-20, Capitalization of Interest, which defines that interest shall be capitalized for assets that are constructed or otherwise produced for an entity’s own use, including assets constructed or produced for the entity by others for which deposits or progress payments have been made.

Land Use Rights

In the PRC there is no land ownership, but land use rights can be obtained. Land use rights are stated at cost less accumulated amortization. Amortization expense is recorded on a straight-line basis over the term of the land use rights. Land use rights are an intangible asset. The Company reviews intangible assets for impairment periodically and at least annually.

Long-term Investment

Long-term investment represents an investment the Company has in a regional bank within China. The Company does not hold a greater than 5% interest and the Company determined that we do not have significant control or influence in the bank. Accordingly, the Company records the investment at cost. Dividend income from the investment is recorded in other income (expense), net. Our investment is in a private company where there is not a market to determine the value of the investment.

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company, including long-term investments, are reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the carrying amount of an asset or asset group (in use or under development) is evaluated and found not to be recoverable (carrying amount exceeds the gross, undiscounted cash flows from use and disposition), then an impairment loss is recognized. The impairment loss is measured as the excess of the carrying amount over the asset’s or asset group’s fair value. Through December 31, 2010, the Company has not recorded any impairment of its long-lived assets.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

On December 31, 2008, the Company adopted SFAS 157, Fair Value Measurements, now known as the provisions of ASC Subtopic 820-10, Fair Value Measurements and Disclosures (ASC 820-10), which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements. ASC 820-10 applies whenever other statements require or permit assets or liabilities to be measured at fair value.

ASC 820-10 includes a fair value hierarchy that is intended to increase the consistency and comparability in fair value measurements and related disclosures. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing an asset or liability based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

Level 1–inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2–observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3–instrument valuations are obtained without observable market values and require a high-level of judgment to determine the fair value.

The Company’s financial instruments consist mainly of cash, restricted cash, related party receivable, and debt obligations. Related party receivable is reflected in the accompanying financial statements at historical cost, which approximates fair value due to the short-term nature of this instrument. Based on the borrowing rates currently available to the Company for loans and similar terms and average maturities, the fair value of debt obligations also approximates their carrying value due to the short-term nature of the instruments. While the Company believes its valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Surplus Reserve

In accordance with PRC regulations, the Company is required to make appropriations to the statutory surplus reserve during the years that dividends are distributed, based on after-tax net income determined in accordance with PRC GAAP. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the Company’s registered capital. Surplus reserve is nondistributable other than in liquidation.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Foreign Currency Translation

The accompanying financial statements are presented in United States Dollars. The functional currency of our Company is the Renminbi, the official currency of the People’s Republic of China. Capital accounts of the financial statements are translated into United States Dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rates for the years ended December 31, 2010 and 2009. Currency translation adjustment results from translation to U.S. Dollars for financial reporting purposes are recorded in other comprehensive income as a component of owner’s equity. Transactional gains and losses from sales outside the PRC are recorded when realized in other income (expense).

A summary of the conversion rates for the periods presented is as follows:

	December 31,
	2010	2009

Year end RMB: U.S. Dollar exchange rate	6.59100	6.83720
Average RMB: U.S. Dollar exchange rate	6.75990	6.84090

Research and Development

Research and development cost are expensed as incurred and flow through cost of goods sold. Research and development costs consist primarily of improving the manufacturing process and develop new formulas to improve the quality of PU leather. In particular, efforts focus on developing more advanced technologies to increase productivity and efficiency in the manufacturing process and reduce cost of production, developing and refining proprietary manufacturing process for the resins used in manufacturing process as well as methods of recycling used manufacturing remains to cut costs and preserve the environment, and enhancing product quality to satisfy stringent manufacturing requirements and to keep abreast of rapidly changing industry standards and evolving market trends.

Research and development cost are immaterial and included in cost of goods sold for the years ended December 31, 2010 and 2009.

Accumulated Other Comprehensive Income

We report comprehensive income in accordance with the provisions of ASC Topic 220, Comprehensive Income, which establishes standards for reporting comprehensive income or loss and its components in the financial statements. The accumulated other comprehensive income represents foreign currency translation adjustments.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Revenue Recognition

Revenue is recognized when: (1) there is persuasive evidence of an arrangement; (2) customers have accepted receipt of the goods in accordance with the shipping terms; (3) the amount to be paid by the customer is fixed or determinable; and (4) collectability is reasonably assured.

The Company operates in two distinct business segments, its footwear business and its PU leather business. The footwear business segment manufactures PVC foam slippers for sale in China, Africa and the Middle East. Sales are recognized when the product is delivered and accepted by the customer, the sales price is determinable through invoice or sales contract, and collection is reasonably assured.

The Company’s PU leather business segment manufactures synthetic leather for use by shoe manufactures within China. Distributors in China take sales orders from the shoe factories and fulfill the orders through PU leather manufacturers like the Company. In most cases the Company delivers the PU leather directly to the end customer, who tests and accepts the order, the Company is then paid by the distributor. In some cases deliver is made to the distributor, who tests and accepts the order and pays the Company directly. The Company does have some shoe manufactures who they sell to directly, in which case when the shoe manufacturer receives and accepts the order, they pay the Company directly. Sales are recognized when the product is delivered and accepted by the customer, the sales price is determinable through invoice or contract, and collection is reasonably assured.

Sales Returns Allowance

We estimate future product returns related to current period product revenue. We analyze historical returns, and changes in customer demand and acceptance of our products when evaluating the adequacy of the sales returns allowance. Significant management judgment and estimates must be made and used in connection with establishing the sales returns allowance in any accounting period. Material differences may result in the amount and timing of our revenue for any period if management made different judgments or utilized different estimates. Based on our analysis, we did not record any provision for sales returns as of December 31, 2010 and 2009.

Shipping and Handling Costs

Shipping and handling costs billed to customers are recorded net of the amount collected. Shipping and handling expense included in selling expenses amounted to $442,760 and $306,538 for the years ended December 31, 2010 and 2009, respectively.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Income Taxes

We account for income taxes in accordance with ASC 740, Income Taxes (ASC 740) (formerly SFAS 109, Accounting for Income Taxes). ASC 740 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company adopted accounting policies in accordance to U.S. GAAP as its basis for computing the current tax provision. Therefore, there were no significant deferred tax assets or liabilities during the years ended December 31, 2010 and 2009.

We adopted the interpretation provisions of ASC 740, Income Taxes, on January 1, 2009 that clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in our financial statements. The Interpretation also provides guidance for the measurement and classification of tax positions, interest and penalties, and requires additional disclosure on an annual basis. The adoption had no effect on our financial statements. Following implementation, the ongoing recognition of changes in measurement of uncertain tax positions will be reflected as a component of income tax expense. Interest and penalties incurred associated with unresolved income tax positions will continue to be included in other income (expense).

Recent Accounting Pronouncements

In December 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. We do not expect adoption of this standard to have a material impact on our financial position, results of operations, or cash flows.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In December 2010, the FASB issued ASU 2010-28, Intangibles - Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. ASU 2010-28 modifies Step 1 of the goodwill impairment test so that for reporting units with zero or negative carrying amounts, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not based on an assessment of qualitative indicators that goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. ASU 2010-28 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. We do not expect adoption of this standard to have a material impact on our financial position, results of operations, or cash flows.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. The amendments in the ASU remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. ASU 2010-09 became effective immediately upon issuance. The adoption of this statement did not have a material impact on our financial position, results of operations, or cash flows.

In January 2010, the FASB issued accounting standards update on fair value measurement and disclosures, adding new requirements for disclosures for Levels 1 and 2, separate disclosures and purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures. This update was effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010. Early adoption is permitted. Other than requiring additional disclosures, adoption of this new guidance did not have a material impact on our financial position, results of operations, or cash flows.
Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

3.	Consolidation of Variable Interest Entity

San Ming has been determined to be a variable interest entity (VIE) in which the Company holds a significant variable interest and is the primary beneficiary due to the relationship with Mr. Ang and HKWT. Accordingly, the financial position and results of operations have been combined with the Company’s financial statements as of December 31, 2010 and for the period from June 2010 (date construction began) to December 31, 2010, in accordance with ASC Subtopic 810-10, Combined Financial Statements. San Ming is in the process of building a new plant facility and has not incurred any significant expenses. The components of San Ming’s balance sheet are as follows as of December 31, 2010:

Cash	$34,942
Deposits for construction in progress	8,074,441
Construction in progress	788,955
Land use rights	901,229
Intercompany payable	5,694,515
Owner’s capital	4,114,156
Retained earnings	(8,876)
Accumulated other comprehensive income	(228)

4.	Related Party Receivable

The components of the Company’s related party receivable as of December 31, 2010 and 2009 consists of amounts due from Mr. Ang, the Company’s majority owner, from employees, and from one company Mr. Ang also owns, FFP. Money is borrowed and repaid on an ongoing basis, thus, there has never been a formal note or any interest paid from or to any of these parties (see Note 12).
	December 31,
	2010	2009

Fujian Feiying Plastic Co., Ltd.	$1,271,431	$255,953
Other–employees	63,114	-
Jianghan Hong (Owner)	-	387,929

	$1,334,545	$643,882

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

5.	Inventories

The components of the Company’s inventories are as follows:

	December 31,
	2010	2009

Raw materials	$2,087,233	$964,300
Work in process	2,788,210	2,299,125
Finished goods	2,092,596	1,998,674

Total inventories	$6,968,039	$5,262,099

6.	Plant and Equipment, net

The components of the Company’s plant and equipment are as follows:

	December 31,
	2010	2009

Machinery and equipment	$5,208,163	$4,916,396
Office equipment	63,978	60,489
Transportation equipment	79,228	60,499
Buildings and improvements	6,141,571	5,914,553

	11,492,940	10,951,937
Less accumulated depreciation	(1,773,860)	(1,236,915)

	9,719,080	9,715,022
Construction in progress and construction material	1,870,844	1,042,932

Total plant and equipment, net	$11,589,924	$10,757,954

Depreciation expense related to property and equipment was $478,480 and $572,754 for the years ended December 31, 2010 and 2009, respectively.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

7.	Land Use Rights, net

The components of the Company’s land use rights are as follows:

	Estimated
	Remaining	December 31,
	Life	2010	2009

Land use rights–Shishi Feiying	43 years	$283,720	$273,504
Land use rights–Shishi Feiying	33 years	766,269	738,676
Land use rights–San Ming	50 years	910,332	-

		1,960,321	1,012,180
Less accumulated amortization		(166,825)	(128,738)

Total land use rights, net		$1,793,496	$883,442

Amortization expense related to land use rights was $32,447 and $23,293 for the years ended December 31, 2010 and 2009, respectively.

Amortization of land use rights attributable to future periods is as follows:

Period ending December 31:
2011	$42,383
2012	42,383
2013	42,383
2014	42,383
2015	42,383
Thereafter	1,581,581

$1,793,496

8.	Short-Term Loans and Notes Payable

The components of the Company’s short-term loans and notes payable are as follows:

	December 31,
	2010	2009

Short-term loans:
Loans due to financial institutions	$11,310,878	$5,345,756
Notes payable:
Loans due to financial institutions	275,376	1,620,546

Total short-term loans and notes payable	$11,586,254	$6,966,302

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

8.	Short-Term Loans and Notes Payable, continued

All short-term loans are due within one year and have interest rates ranging from 4.78% to 5.84% and 5.31% to 7.2% during 2010 and 2009, respectively. As of December 31, 2010, all of the loans are secured by guarantors. At December 31, 2010, the Company had a total credit line of approximately $23.6 million available under the accumulation of all the available short-term loans.

Notes payable are due to financial institutions with maturity dates of less than one year. All have interest rates ranging between 5.00% to 6.13% and 5.31% to 7.47% during 2010 and 2009, respectively. The notes payable are not secured, but do require cash to be held in reserve of 20% to 100% of the total outstanding notes payable. Restricted cash related to these notes payable was $137,688 and $486,164 at December 31, 2010 and 2009, respectively.

9.	Commitments and Contingencies

Third Party Guarantees

The Company entered into agreements as debt guarantor during 2010 for one party. The guaranteed amount is $5,850,750 as of December 31, 2010.

Other parties also acted as a debt guarantor for the Company. As of December 31, 2010, the Company’s loans guaranteed by other parties are approximately $11,310,878. The Company has not historically incurred any losses due to such debt guarantees. Additionally, the Company has determined that the fair value of the guarantees is immaterial.

10.	Customer Deposits

The Company’s customer deposits consists of amounts payable to various customers for deposits received.

11.	Related Party Payable

The components of the Company’s payable to related party consist of payable to Shishi Changsheng Shoe Co., Ltd. for rent and transfers for cash flow purposes, payables to the Company’s majority owner, Mr. Ang, and other payables to related parties.

	December 31,
	2010	2009

Other–employees	$198,756	$190,136
Ang Kang Han (Owner)	-	379,299
Shishi Changsheng Shoes Co., Ltd.	-	432,347

	$198,756	$1,001,782

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

12.	Related Party Transactions

At December 31, 2010 and 2009, the Company had a receivable from its majority owner, Mr. Ang, for approximately $0 and $387,929, respectively. The Company also had payable to Mr. Ang for $0 and $379,299 as of December 31, 2010 and 2009, respectively. The Company and Mr. Ang have not signed a note, there is not a specific due date, and no interest is paid on the receivables or payables. Money is transferred between Mr. Ang and the Company mainly for cash flow purposes. The amounts loaned and borrowed are short-term in nature and the balances at both year-ends are considered at the fair market value of the amounts owed.

At December 31, 2010 and 2009, the Company had a payable to Shishi Changsheng for $0 and $432,347, respectively. Shishi Changsheng is 100% owned by Mr. Ang, the majority owner of the Company. Shishi Changsheng holds the land use rights for the land under the footwear factory. The Company pays Shishi Changsheng rent under a four-year agreement, which expires on December 31, 2011. For the years ended December 31, 2010 and 2009, the Company had rental expense of approximately $35,000 and $34,000, respectively, in accordance with the rental agreement. The receivable and payable is related to the payment of rent and transfers for cash flow purposes. As of December 31, 2010, the Company had a receivable from Shishi Changsheng for $5,694,515, which was eliminated upon the consolidation of San Ming (Note 3). On January 17, 2011, the Company agreed to the assignment of the receivable from Shishi Changsheng to Mr. Ang, and then from Mr. Ang to HKWT. The assignment was in consideration of an option agreement for HKWT to purchase San Ming.

At December 31, 2010 and 2009, the Company had a receivable from Fujian Feiying Plastic Co., Ltd. (FFP) of $1,271,431 and $255,953, respectively. FFP is a China WFOE 100% owned by Mr. Ang, the Company’s majority owner. FFP was incorporated on June 24, 2008 for the purpose of building a second factory for the production of PU leather in Fujian. Cash is being transferred between the two companies for cash flow purposes without a formal note or interest payments on the amounts loaned. The construction of the new plant has not started yet while FFP secures the land use rights from the Chinese government. On January 17, 2011, FFP, Mr. Ang, and HKWT entered into a call option agreement (FFP Agreement) whereby HKWT has the right to purchase FFP from Mr. Ang for 90% of the net tangible asset value of FFP. The net tangible asset value will be determined by an independent third-party appraiser. The FFP Agreement will expire January 17, 2012. In consideration of the FFP Agreement, HKWT paid Mr. Ang $152,000. The consideration will be applied towards the purchase price if the FFP Agreement is exercised. The FFP Agreement also stipulates that FFP and the Company are separate entities and that there are not any guarantees or commitments for the Company to perform or be liable for any of the debts or commitments of FFP or Mr. Ang as the owner of FFP. FFP is currently inactive while FFP acquires the necessary land lease contracts to operate a PU leather factory. The FFP agreement is silent as to the treatment of the consideration if the option is not exercised.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

12.	Related Party Transactions, continued

San Ming is a China WFOE 100%, owned by Mr. Ang, the Company’s majority owner. San Ming was incorporated on July 20, 2010 for the purpose of building a third factory for the production of PU leather in San Ming city. Construction on the new plant facility began in June 2010. On January 17, 2011, HKWT, Mr. Ang, and San Ming entered into a call option agreement (San Ming Agreement) whereby HKWT has the right to purchase San Ming from Mr. Ang for 90% of the net tangible asset value of San Ming. The net tangible asset value will be determined by an independent third-party appraiser. The San Ming Agreement will expire January 17, 2014. In consideration of the San Ming Agreement, the $5,697,454 owed to the Company from Shishi Changsheng and the $83,490 receivable from San Ming was assigned to HKWT with the Company’s agreement. The consideration will be applied towards the purchase price if the San Ming Agreement is exercised. The San Ming Agreement also stipulates that San Ming and the Company are separate entities and that there are not any guarantees or commitments for the Company to perform or be liable for any of the debts or commitments of San Ming or Mr. Ang as the owner of San Ming. The San Ming Agreement is silent as to the treatment of the consideration if the option is not exercised.

13.	Income Taxes

The Company is subject to applicable local tax statutes and is governed by the Income Tax Law of the PRC concerning wholly foreign owned enterprises (WFOE) and local income tax laws (the PRC Income Tax Law). Pursuant to the PRC Income Tax Law, the Company is subject to tax at a statutory rate of 12.5% for the years ended December 31, 2010 and 2009. Beginning in fiscal 2011, the Company will be subject to the standard statutory rate of 25%. The tax savings due to tax holiday is approximately $830,247 and $421,000 for the years ended December 31, 2010 and 2009, respectively. As of December 31, 2010 and 2009, the Company is not in any uncertain tax positions and thus has no accrued interest and penalties related to those matters. The differences between U.S. GAAP net income and PRC taxable income are considered as permanent differences and thus the Company did not record any deferred taxes.

Annual Enterprise Income Tax (EIT) assessments shall be completed before the end of May every year. The tax authority conducts reviews of the EIT returns once a year. Based on PRC tax regulations, the tax authority has rights to review for underpaid or unpaid taxes for a period of three years. If an amount of underpaid or unpaid taxes exceeds RMB 100,000, the tax authority has rights to review for five years. If any tax evasion is involved, there is not time limitation for review.

Income before provision of income taxes:
	December 31,
	2010	2009

U.S. Operations	$-	$-
China Operations	6,633,102	3,500,952

Total	$6,633,102	$3,500,952

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

13.	Income Taxes, continued

The provision for income taxes includes:

	Year Ended December 31,
	2010	2009

Current:
Chinese Operations	$830,247	$453,703

Income tax provision	$830,247	$453,703

14.	Foreign Operations

As of December 31, 2010, all of the Company’s revenues and assets are associated with operations conducted in the PRC.

15.	Segment Reporting

The Company operates in two reportable segments: the PU leather segment and the footwear segment. In the PU leather segment, the Company manufactures synthetic polyurethane leather. In the footwear segment, the Company manufactures flip-flops and slippers. Our revenues arise from the sale of PU leather and footwear.

Revenue information shown by geographic region is as follows:

	December 31,
	2010	2009

China	$27,686,789	$16,270,393
Middle East	3,332,796	2,254,958
Africa	2,042,682	2,697,728

	$33,062,267	$21,223,079

Revenues are attributed to countries based on location of end customers.

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

15.	Segment Reporting, continued

Information on reportable segments for the years ended December 31, 2010 and 2009 is as follows:

	December 31,
	2010	2009
Net sales:
PU leather	$27,062,512	$15,210,827
Footwear	5,999,755	6,012,252

Total	33,062,267	21,223,079

Cost of revenues:
PU leather	19,556,404	11,031,666
Footwear	5,161,732	5,459,050

Total	24,718,136	16,490,716

Operating expenses:
Unallocated	1,127,749	963,492

Total	1,127,749	963,492

Income from operations	$7,216,382	$3,768,871

Plant and equipment, net:
PU leather	$11,141,599	$10,279,212
Footwear	448,325	478,742

Total identifiable assets	$11,589,924	$10,757,954

16.	Subsequent Events

The Company has evaluated all events occurring subsequent to December 31, 2010 through May 2, 2011, the date which these financial statements were available to be issued, during which time, nothing has occurred outside the normal course of business operations, except the following:

On January 17, 2011, HKWT, Mr. Ang, San Ming, and FFP entered into two separate call option agreements giving HKWT the option to purchase FFP within one year and San Ming within three years (see Note 12).

Continued

Shishi Feiying Plastic Co., Ltd.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

16.	Subsequent Events, continued

On February 14, 2011, Sooner Holdings, Inc., an Oklahoma corporation, entered into a Securities Exchange Agreement with R.C. Cunningham II and R.C. Cunningham III (collectively the “Control Shareholders”) and Chinese Weituo Technical Limited (“Chinese Weituo” – Shishi Feiying is a subsidiary of Chinese Weituo), a BVI corporation and its shareholders, China Changsheng Investment Limited, a BVI company, China Longshan Investment Limited, a BVI company, High-Reputation Assets Management Longshan Limited, a BVI company, Joint Rise Investment Limited, a BVI company, and W-Link Investment Limited, a BVI company (the “Share Exchange Agreement”), pursuant to which Sooner Holdings acquired 100% of the issued and outstanding capital stock of Chinese Weituo in exchange for 19,200 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible in one thousand shares of common stock, $0.001, par value which will constitute approximately 96.0% of Sooner Holdings issued and outstanding common stock on an as converted basis. Subsequent to the completion of the Securities Exchange Agreement, Sooner Holdings intends to amend its articles and change its name and effect a 1 for 18.29069125 share consolidation.